   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1996

                                                    REGISTRATION NO. 33- _______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                         NO. 94-2967523
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                               5929 COLLEGE AVENUE
                                OAKLAND, CA 94618
               (Address of Principal Executive Offices - Zip Code)


             DREYER'S GRAND ICE CREAM, INC. STOCK OPTION PLAN (1993)
                            (Full Title of the Plan)

                             EDMUND R. MANWELL, ESQ.
                                MANWELL & MILTON
                        20 CALIFORNIA STREET, THIRD FLOOR
                             SAN FRANCISCO, CA 94111
                     (Name and Address of Agent for Service)

                                 (415) 362-2375
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

                                                      Proposed     Proposed
Title of                                              Maximum      Maximum
Securities                        Amount              Offering     Aggregate Amount of
to be                             to be               Price        Offering             Registration
Registered                        Registered (1)      Per Share(2) Price(2)             Fee(2)
----------                        --------------      ------------ -------------------  ------
Common Stock,                          116,200        $   31.50     $ 3,660,300       $   1,109.19
$1.00 par value                        883,800            26.125     23,089,275           6,996.75

Rights to Purchase Series  A
Participating Preferred Stock
                                     1,000,000               (3)            (3)              (3)

Total                                                               $26,749,575         $   8,105.94
                                                                    ===========         ============


(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, split-up, merger, consolidation, recapitalization, combination or reclassification of shares or other similar event.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, and computed based upon the price at which options may be exercised with respect to 116,200 shares presently subject to options and with respect to the remaining 883,800 shares based upon the average of the high and low prices reported on the National Market List of the National Association of Securities Dealers for the Common Stock as of November 20, 1996.

(3) The Company's Rights to Purchase Series A Participating Preferred Stock initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Dreyer's Grand Ice Cream, Inc. (the "Company" or the "Registrant") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

         a. The Company's Annual Report on Form 10-K filed on March 29, 1996 for the fiscal year ended December 30, 1995 and the Form 10-K/A amending said Form 10-K filed on April 15, 1996;

         b. The Company's Quarterly Report on Form 10-Q filed on May 14, 1996 for the quarter ended March 30, 1996;

         c. The Company's Quarterly Report on Form 10-Q filed on August 13, 1996 for the quarter ended June 29, 1996;

         d. The Company's Quarterly Report on Form 10-Q filed on November 12, 1996 for the quarter ended September 28, 1996;

         e. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A for such Common Stock (effective March 29, 1982) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing filed with the Commission updating such description; and

         f. The description of the Company's rights to purchase Series A Participating Preferred Stock set forth in Form 8-K, dated March 20, 1991, File No. 0-10259, as amended by the First Amendment to Amended and Restated Rights Agreement dated as of June 14, 1994 between the Company and First Interstate Bank of California (as successor Rights Agent to Bank of America NT & SA) as set forth in Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q filed on August 9, 1994, for the quarter ended June 25, 1994, including any subsequent amendment or any report or other filing filed with the Commission updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock being registered hereunder will be passed upon for the Company by Manwell & Milton, San Francisco, California. Edmund R. Manwell, who serves both as Secretary of the Company and as a member of the Board of Directors of the Company, is a partner in the law firm of Manwell & Milton which acts as general counsel to the Company. Mr. Manwell beneficially owns 24,000 shares of the Common Stock of the Company, and has been granted options pursuant to the Company's Stock Option Plan (1993) to purchase 5,000 shares of the Company's Common Stock at an exercise price of $21.75 per share, 1,500 shares of the Company's Common Stock at an exercise price of $32.25 per share and 1,500 shares of the Company's Common Stock at an exercise price of $34.00. Denise B. Milton, who is also a partner in the law firm of Manwell & Milton, beneficially owns 8,100 shares of the Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Section 6.10 of the Bylaws of the Company requires indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company's officers and directors are indemnified against certain liabilities under an insurance policy maintained by the Company. Additionally, the Company has entered into Indemnification Agreements with each of its directors and executive officers which provide for the payment of amounts an indemnitee is legally obligated to pay because of claims which may be based on any act or omission, or neglect or breach of duty, including any error, misstatement or misleading statement made, suffered or permitted by such executive officer or director. The obligation of the Company to indemnify directors and officers under the Indemnification Agreements is broader than that otherwise afforded by Delaware Law.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Thirteenth of the Certificate of Incorporation of the Company provides that directors and officers of the Company shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. Article Thirteenth of the Certificate of Incorporation of the Company provides that directors of the Company shall not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is not permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Securities and Exchange Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


           Exhibit
           Number                                Description
           ------                                -----------


            4.1                Dreyer's Grand Ice Cream, Inc. Stock Option Plan
                               (1993). Incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1993.

            4.2 Certificate of Incorporation of the Company, as amended, including the Certificate of Designation of Series A Convertible Preferred Stock setting forth the Powers, Preferences, Rights,
                               Qualifications, Limitations and Restrictions of such series of Preferred Stock and the Certificate of Designation of Series B
                               Convertible Preferred Stock, as amended, setting forth the Powers, Preferences, Rights,
                               Qualifications, Limitations and Restrictions of such series of Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company's
                               Quarterly Report on Form 10-Q for the quarter ended June 25, 1994.

            4.3                Certificate of Designation, Preferences and
                               Rights of Series A Participating Preference
                               Stock. Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.


            4.4 By-laws of the Company, as amended. Incorporated by reference to Exhibit 3.2 to the Company's
                               Quarterly Report on Form 10-Q for the quarter ended June 25, 1994.

            4.5                Amended and Restated Rights Agreement between the
                               Company and Bank of America, National Trust &
                               Savings Association dated March 4, 1991.
                               Incorporated by reference to the designated
                               Exhibit to the Company's Current Report on Form
                               8-K filed on March 20, 1991.

            4.6                First Amendment to Amended and Restated Rights
                               Agreement, dated as of June 14, 1994 between the Company and First Interstate Bank of California
                               (as successor Rights Agent to Bank of America NT
                               & SA). Incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1994.

            5 Opinion of Manwell & Milton as to the legality of the securities being registered.

            23.1               Consent of Price Waterhouse LLP.

            23.2               Consent of Manwell & Milton (included in Exhibit
                               5).

            24 Power of Attorney (included in the signature page to this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                                (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                                (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on November 25, 1996.

                  DREYER'S GRAND ICE CREAM, INC.

                  By:  /s/ Paul R. Woodland
                     ----------------------------------
                  Paul R. Woodland, Vice President - Finance and Administration, Chief Financial Officer and Assistant Secretary

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Gary Rogers, William F. Cronk, III and Edmund R. Manwell, jointly and severally his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                                       Title                                      Date
         ---------                                       -----                                      ----
 /s/ T. Gary Rogers                            Chairman of the Board and                      November 25, 1996
---------------------------------              Chief Executive Officer
     (T. Gary Rogers)                          and Director (Principal
                                               Executive Officer)


  /s/ William F. Cronk, III                    President and Director                         November 25, 1996
--------------------------------
      (William F. Cronk, III)

  /s/ Edmund R. Manwell                        Secretary and Director                         November 25, 1996
-----------------------------
      (Edmund R. Manwell)

  /s/ Paul R. Woodland                         Vice President - Finance                       November 25, 1996
--------------------------------               and Administration,
       (Paul R. Woodland)                      Chief Financial Officer
                                               and Assistant Secretary
                                               (Principal Financial Officer)


  /s/ Jeffrey P. Porter                        Corporate Controller                           November 25, 1996
----------------------------------             (Principal Accounting Officer)
       (Jeffrey P. Porter)

  /s/ Timm F.  Crull                           Director                                       November 25, 1996
--------------------------------
      (Timm F.  Crull)

  /s/ Merril M. Halpern                        Director                                       November 25, 1996
--------------------------------
      (Merril M. Halpern)

  /s/ Jerome L. Katz                           Director                                       November 25, 1996
----------------------------------
       (Jerome L. Katz)


     /s/ John W. Larson                        Director                                       November 25, 1996
----------------------------------
         (John W. Larson)

      /s/ Anthony J. Martino                   Director                                       November 25, 1996
--------------------------------
      (Anthony J. Martino)

     /s/ Jack O. Peiffer                       Director                                       November 25, 1996
------------------------------------
         (Jack O. Peiffer)



                                  EXHIBIT INDEX

           Exhibit
           Number                                Description
           ------                                -----------

             4.1               Dreyer's Grand Ice Cream, Inc. Stock Option Plan
                               (1993). Incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1993.

             4.2 Certificate of Incorporation of the Company, as amended, including the Certificate of Designation of Series A Convertible Preferred Stock setting forth the Powers, Preferences, Rights,
                               Qualifications, Limitations and Restrictions of such series of Preferred Stock and the Certificate of Designation of Series B
                               Convertible Preferred Stock, as amended, setting forth the Powers, Preferences, Rights,
                               Qualifications, Limitations and Restrictions of such series of Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company's
                               Quarterly Report on Form 10-Q for the quarter ended June 25, 1994.

             4.3               Certificate of Designation, Preferences and
                               Rights of Series A Participating Preference
                               Stock. Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

             4.4 By-laws of the Company, as amended. Incorporated by reference to Exhibit 3.2 to the Company's
                               Quarterly Report on Form 10-Q for the quarter ended June 25, 1994.

             4.5               Amended and Restated Rights Agreement between the
                               Company and Bank of America, National Trust &
                               Savings Association dated March 4, 1991.
                               Incorporated by reference to the designated
                               Exhibit to the Company's Current Report on Form
                               8-K filed on March 20, 1991.

             4.6               First Amendment to Amended and Restated Rights
                               Agreement, dated as of June 14, 1994 between the Company and First Interstate Bank of California
                               (as successor Rights Agent to Bank of America NT
                               & SA). Incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 25, 1994.

             5 Opinion of Manwell & Milton as to the legality of the securities being registered.

             23.1              Consent of Price Waterhouse LLP.

             23.2              Consent of Manwell & Milton (included in Exhibit
                               5).

             24 Power of Attorney (included in the signature page to this Registration Statement).